SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made and entered into as of September 30, 2006 by Call Compliance, Inc. a New York corporation (the "Borrower”), and Nascap Corp., a New York corporation (the “Lender”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Promissory Note, dated September 30, 2006, made by Borrower, as Maker, in favor of Lender, as Payee, as may be amended from time to time (the “Note”).

WITNESETH :

WHEREAS, the Borrower is simultaneously herewith delivering the Note and the Lender is lending to Borrower the initial principal sum of $150,000 (the “Loan”), as evidenced by the Note; and

WHEREAS, as collateral security for payment and performance of its obligations under the Note, the Borrower is willing to grant to the Lender a security interest in certain of its personal property and assets;

NOW, THEREFORE, in order to induce the Lender to accept the Note and make the Loan, and in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.  GRANT OF SECURITY INTEREST. As collateral security for the timely payment and satisfaction of all obligations and liabilities of the Borrower under the Note and this Agreement (collectively, the “Secured Obligations”), the Borrower hereby affirms, grants, pledges and assigns to the Lender a first priority security interest in and to all of the following property of Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located:

(a)  All accounts receivable owing to the Borrower arising out of goods sold or leased or for services rendered by Borrower solely in connection with the VeriSign, Inc. and Comtel Telcom Assets, LP (and each of their respective affiliates, successors and/or assigns) accounts, with a value of up to One Hundred Fifty Thousand Dollars ($150,000) plus all accrued interest under the Loan and Note, (collectively referred to hereinafter as “Accounts”); and

(b)  All books and records relating to any of the Collateral (as hereinafter defined) (including without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records of the Borrower pertaining to any of the foregoing).

All of the property and interests in property described in subsections (a) and (b) are herein collectively referred to as the “Collateral”.

2.  FINANCING STATEMENTS. The Borrower authorizes the Lender to file financing statements limited to the Collateral as prescribed by the Uniform Commercial Code as presently in effect under the laws of the applicable jurisdictions, prepared and approved by the Lender in form and number sufficient for filing wherever required with respect to the Collateral, in order that the Lender shall have a duly perfected security interest of record in the Collateral following the filing of such financing statements with the appropriate local and state governmental authorities. Borrower authorizes Lender to prepare and file such financing statements without Borrower’s signature where permitted under the laws of the applicable jurisdictions.

3.  MAINTENANCE OF SECURITY INTEREST. The Borrower will, from time to time, upon the request of the Lender, deliver specific assignments of Collateral, together with such other instruments and documents, financing statements, amendments thereto, assignments or other writings as the Lender may reasonably request to carry out the terms of this Agreement or to protect or enforce the Lender's security interest in the Collateral.

With respect to any and all Collateral to be secured and conveyed under this Agreement, the Borrower agrees to do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Lender, including, but not limited to, the filing of any amendments to previously filed financing statements and the prompt payment of all fees and expenses incurred in connection with any filings made to perfect or continue a security interest in the Collateral in favor of the Lender.

The Borrower agrees to make appropriate entries upon its financial statements and books and records disclosing the Lender's security interest granted hereunder.

4.  RECEIPT OF PAYMENT. In the event an Event of Default (as defined herein) shall occur and be continuing and the Borrower (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, the Borrower shall hold all such items of payment in trust for, and for the benefit and as the property of, the Lender, and no later than the first Business Day following the receipt thereof, the Borrower shall cause the same to be forwarded to the Lender for its custody and possession as additional Collateral.

5.  COLLECTIONS; LENDER'S RIGHT TO NOTIFY ACCOUNT DEBTORS AND TO ENDORSE BORROWER’S NAME. The Borrower hereby authorizes the Lender, at all times after the occurrence and during the continuation of an Event of Default (a) to open the Borrower's mail and collect any and all amounts due to Borrower from parties obligated on any Accounts ("Account Debtors"); (b) to take over the Borrower's post office boxes or make other arrangements as the Lender deems necessary to receive Borrower's mail, including notifying the post office authorities to change the address for delivery of Borrower's mail to such address as the Lender, may designate; and (c) to notify any or all Account Debtors that the Accounts have been assigned to the Lender and that Lender has a security interest therein (provided that the Lender may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government). The Borrower at all times after the occurrence and during the continuation of an Acceleration Event (as hereinafter defined) irrevocably makes, constitutes and appoints the Lender (and all Persons designated by the Lender for that purpose) as Borrower's true and lawful attorney (and agent-in-fact) to endorse the Borrower's name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Lender's possession or Lender's control, and deposit the same to the account of the Lender on account and for payment of the Secured Obligations. The Lender shall promptly furnish the Borrower with a copy of any such notice sent with respect to Accounts of the Borrower pursuant to this Section 5 and the Borrower hereby agrees that any such notice, in the Lender's sole discretion, may be sent on the Borrower's stationery, in which event the Borrower shall co-sign such notice with the Lender. For purposes of this Agreement, “Acceleration Event” means that (a) an Event of Default has occurred and is continuing and (b) the Secured Obligations have become due and payable (whether by acceleration, at final maturity or otherwise).

6.  COVENANTS. Borrower covenants with the Lender that from and after the date of this Agreement until termination hereof in accordance with Section 22 hereof:

(a)  INSPECTION. The Lender (by any of its officers, employees and agents) shall have the right upon its reasonable request and reasonable prior notice, and at any reasonable times during Borrower's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss Borrower's affairs and finances with any party (other than Account Debtors) and to verify with any party other than Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss Borrower's affairs and finances with Borrower's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral and such Account Debtors. Upon or after the occurrence and during the continuation of an Acceleration Event, the Lender may at any time and from time to time employ and maintain on Borrower's premises a custodian selected by the Lender who shall have full authority to do all acts necessary to protect the Lender’s interest. All expenses incurred by the Lender, on behalf of the Lenders, by reason of the employment of such custodian shall be paid by Borrower, added to the Secured Obligations and secured by the Collateral.

(b)  ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. The Borrower shall keep accurate and complete records of its Accounts (“Account Records”) and from time to time at intervals designated by the Lender the Borrower shall provide the Lender with a schedule of Accounts in form and substance acceptable to the Lender describing all Accounts created or acquired by Borrower (“Schedule of Accounts”); provided, however, that the Borrower's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Lender's security interest or other rights in and to any Accounts for the benefit of the Lender. If requested by the Lender, the Borrower shall furnish the Lender with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of then existing Accounts as the Lender shall request. The Borrower shall not remove any Account Records or Account Documents or change its chief executive offices from the address set forth on Schedule A attached hereto without 30 days prior written notice to the Lender as provided in Section 16 hereof and delivery to the Lender by the Borrower prior to such removal of executed financing statements, amendments and other documents necessary to maintain the security interests granted hereunder.

(c)  NOTICE REGARDING DISPUTED ACCOUNTS. In the event any amounts due and owing in excess of $25,000 are in dispute between any Account Debtor and the Borrower (which shall include without limitation any dispute in which an offset claim or counterclaim may result), the Borrower shall provide the Lender with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

(d)  VERIFICATION OF ACCOUNTS. If an Event of Default has occurred and is continuing, any of the Lender's officers, employees or agents shall have the right, at any reasonable time or times hereafter, to verify with Account Debtors the validity, amount or any other matter relating to any Accounts and, whether or not an Event of Default has occurred, any of the Lender's officers, employees or agents shall have the right to verify the same with the Borrower.

(e)  CORPORATE NAME; JURISDICTION OF INCORPORATION. Borrower shall not (i) change or otherwise modify its corporate name in any respect, (ii) reincorporate in a jurisdiction other than New York, or (iii) merge, convert or otherwise change its form of organization from a New York corporation without 30 days prior written notice to the Lender in each instance. On the first day of January, April, July and October of each year, the chief executive officer of Borrower shall execute and deliver a certificate to Lender, in form satisfactory to Lender, certifying that no change has been made to Borrower’s corporate name, organization or jurisdiction of incorporation since the date of this Agreement or the last notice of change provided pursuant to this Section 6(e), as the case may be.

7.  WARRANTIES AND REPRESENTATIONS REGARDING COLLATERAL GENERALLY. The Borrower warrants and represents that it is and will continue to be the owner of the Collateral hereunder, now owned and upon the acquisition of the same, free and clear of all liens, claims, charges, encumbrances and security interests (“Liens”) other than the security interest in favor of the Lender, and that it will defend such Collateral and any products and proceeds thereof against all claims and demands of all parties at any time claiming the same or any interest therein adverse to the Lender.

8.  ACCOUNT WARRANTIES AND REPRESENTATIONS. With respect to its Accounts, Borrower warrants and represents to the Lender that the Lender may rely on all statements or representations made by Borrower on or with respect to any Schedule of Accounts prepared and delivered by it and that:

(a)  All Account Records and Account Documents are located only at the Borrower's location as set forth on Schedule A attached hereto and incorporated herein by reference;

(b)  The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document;

(c)  The Accounts cover bona fide sales and deliveries of inventory usually dealt in by the Borrower, or the rendition by Borrower of services, to an Account Debtor in the ordinary course of business;

(d)  The amounts of the face value shown on any Schedule of Accounts or invoice statement delivered to the Lender with respect to any Account, are actually owing to the Borrower and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $25,000 in the aggregate, or greater than $5,000 individually, existing or asserted with respect thereto and the Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto;

(e)  Except for conditions generally applicable to Borrower's industry and markets, there are no facts, events, or occurrences known to the Borrower pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, and on all contracts, invoices and statements delivered to the Lender, with respect thereto;

(f)  The goods or services giving rise to the Collateral are not, and were not at the time of the sale or performance thereof, subject to any Liens, except those of the Lender;

(g)  The Accounts have not been pledged to any Person other than to the Lender under this Agreement and will be owned by the Borrower free and clear of any Liens; and

(h)  The Lender's security interest in the Collateral will not be subject to any offset, deduction, counterclaim, Lien or other adverse condition.

9.  EVENTS OF DEFAULT. It is understood and agreed that the occurrence of any one or more of the following shall constitute an “Event of Default” hereunder and shall entitle the Lender to take such actions as are elsewhere provided in this Agreement in respect of Events of Default: (a) an "Event of Default" as defined in the Note shall have occurred and be continuing; or (b) Borrower shall have failed to pay the Lender all of the Secured Obligations owed to it in accordance with the Note on the Business Day on which the Lender has demanded such payment; or (c) any representation or warranty made by the Borrower in the Note, this Agreement or in any other existing or future agreement with the Lender shall prove to have been false in any material respect when made; or (d) any covenant made by Borrower herein (other than those covenants contained in Sections 6(a) hereof) is breached, violated, or not complied with and not cured within 10 days after notice thereof from the Lender; provided, however, that any breach, violation or non-compliance with any covenant contained in Section 6(a) hereof shall immediately result in an Event of Default; or (e) any covenant made by the Borrower in the Note or any future agreement with the Lender is breached, violated, or not complied with and not cured within any grace period applicable thereto, or if no grace period is applicable and default thereunder does not result immediately from such noncompliance, then not cured within 10 days after notice thereof from the Lender, and results in a material adverse change to the Collateral taken as a whole or its value taken as a whole.

10.  RIGHTS AND REMEDIES UPON ACCELERATION EVENT. Upon and after an Acceleration Event, the Lender shall have the following rights and remedies in addition to any rights and remedies set forth elsewhere in this Agreement, all of which may be exercised with or, if allowed by law, without notice to Borrower:

(a)  All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement, the Note, or the Guaranty by Compliance Systems Corporation in favor of Lender dated as of September ___, 2006 (the “Guaranty Agreement”);

(b)  The right to foreclose the Liens and security instruments created under this Agreement by any available judicial procedure or without judicial process;

(c)  The right to (i) enter upon the premises of the Borrower through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of the Lender's claim and without any obligation to pay rent to Borrower, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Lender or any agent of the Lender, for such time as the Lender may desire, in order effectively to collect or liquidate the Collateral, and/or (ii) require Borrower to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties;

(d)  The right to (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of a Borrower's rights and remedies with respect to the collection of the Accounts; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts upon such terms, for such amounts and at such time or times as the Lender deems advisable; (vii) discharge and release the Accounts; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4 above; (ix) prepare, file and sign Borrower's name on a Proof of Claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (xi) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory; (xii) use Borrower's stationery for verifications of the Accounts and notices thereof to Account Debtors; (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which Borrower has access; and (xiv) do all acts and things and execute all documents necessary, in Lender's sole discretion, to collect the Accounts; and

(e)  Borrower agrees that the Lender has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations. Any sale or other disposition of the Collateral and the possession thereof by the Lender shall be in compliance with all provisions of applicable law (including applicable provisions of the Uniform Commercial Code). Borrower shall be liable to the Lender, and shall pay to the Lender on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral. The Lender shall remit to Borrower or other party entitled thereto any surplus remaining after this Agreement has been terminated in accordance with Section 22 hereof.

11.  ANTI-MARSHALLING PROVISIONS. The right is hereby given by the Borrower to the Lender to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Lender without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release Borrower from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Lender, the Lender shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Lender in the manner herein provided. The Borrower hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

12.  APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY. Without limitation of any other provision of this Agreement, upon and after an Acceleration Event, the Borrower irrevocably designates, makes, constitutes and appoints the Lender (and all parties designated by the Lender), as Borrower's true and lawful attorney (and agent-in-fact) to take all actions and to do all things required to be taken or done by Borrower under this Agreement. All acts of the Lender or its designee taken pursuant to this Section 12 are hereby ratified and confirmed and the Lender or its designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law, other than as a result of its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable by Borrower until this Agreement has been terminated in accordance with Section 22 hereof.

13.  RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of Lender set forth in this Agreement is not intended to be exhaustive and the exercise by Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, or under any other agreement between Borrower and Lender or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing. No course of dealing between Borrower and Lender or the Lender's agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. Lender shall not have any liability for any error, omission or delay of any kind occurring in the handling or liquidation of the Collateral or for any damages resulting therefrom, other than as a result of its gross negligence or willful misconduct.

14.  SUPPLEMENTAL DOCUMENTATION. At the Lender's request, the Borrower shall execute and deliver to the Lender, at any time or times hereafter, all documents, instruments and other written matter that the Lender may request to perfect and maintain perfected the Lender's (for the benefit of the Lenders) security interest in the Collateral, in form and substance acceptable to the Lender, and pay all charges, expenses and fees that the Lender may reasonably incur in filing any of such documents, and all taxes relating thereto. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed by the Lender in any filing office.

15.  WAIVERS. In addition to the other waivers contained herein, the Borrower hereby expressly waives, to the extent permitted by law: presentment for payment, demand, protest, notice of demand, notice of protest, notice of default or dishonor, notice of payments and nonpayments and all other notices and consents to any action taken by the Lender unless expressly required by this Agreement.

16.  NOTICE. Any notice shall be delivered to such party at their respective addresses set forth for notices in the Note or such other address as such party shall specify to the other parties in writing pursuant to the Note and shall be conclusively deemed to have been received at the times specified in the Note.

17.  DEFINITIONS. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in New York, and such definitions are hereby incorporated herein by reference and made a part hereof.

18.  ENTIRE AGREEMENT. This Agreement, together with the Note and the Guaranty Agreement, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

19.  SEVERABILITY. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

20.  SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Borrower, and the rights, remedies, powers, and privileges of the Lender hereunder shall inure to the benefit of the successors, assigns and heirs of the Lender; provided, however, that no Borrower shall make any assignment hereof without the prior written consent of the Lender.

21.  COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

22.  TERMINATION; RELEASE. This Agreement and all obligations of the Borrower hereunder shall terminate without delivery of any instrument or performance of any act by any party, and the Collateral shall automatically be released from the Liens created by this Agreement and all rights to such Collateral shall automatically revert to Borrower upon the full satisfaction and cancellation of the Note. Notwithstanding the immediately preceding sentence, upon such termination of this Agreement, the Lender shall reassign and redeliver such Collateral then held by or for the Lender and execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

23.  APPLICABLE LAW; JURISDICTION; WAIVER OF JURY TRIAL

THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT MAY BE INSTITUTED IN ANY STATE COURT OF GENERAL JURISDICTION LOCATED IN THE STATE AND COUNTY OF NEW YORK OR THE UNITED STATES FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND BORROWER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS ARISING OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY POSTAGE PREPAID CERTIFIED OR REGISTERED FIRST-CLASS MAIL, RETURN RECEIPT REQUESTED, TO BORROWER. THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHT OF LENDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE ANY LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY APPROPRIATE JURISDICTION. IN THE EVENT OF LITIGATION BETWEEN ANY PARTY OVER ANY MATTER CONNECTED WITH THIS AGREEMENT, THE RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED BY SUCH PARTIES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

BORROWER: CALL COMPLIANCE, INC.

By:
Name:
Title:

LENDER: NASCAP CORP.

By:
Name:
Title:

Schedule A

Borrower’s Location

90 Pratt Oval
Glen Cove, New York 11542